AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

   The Participation Agreement made and entered into as of the 29th day of April 1994 by and among MFS Variable Insurance Trust, CUNA Mutual Insurance Society, and Massachusetts Financial Services Company, as amended (the "Participation Agreement"), is hereby amended as follows effective July 1, 2010:

  1. Schedule A is deleted in its entirety and replaced with the Schedule A attached hereto.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

                          CUNA MUTUAL INSURANCE SOCIETY
                          By its authorized officer and not individually,

                          By: /s/ James Metz
                             ------------------------------
                          Name: James Metz
                          Title: SVP

                          MFS VARIABLE INSURANCE TRUST,
                          on behalf of the Portfolios
                          By its authorized officer and not individually,

                          By: /s/ Susan S. Newton
                             ------------------------------
                          Name: Susan S. Newton
                          Title: Assistant Secretory

                          MASSACHUSETTS FINANCIAL SERVICES
                          COMPANY
                          By its authorized officer,

                          By: /s/ Robert J. Manning
                             ------------------------------
                          Name: Robert J. Manning
                          Title: CEO
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                                   SCHEDULE A

           ACCOUNTS, POLICIES/CONTRACTS AND PORTFOLIOS SUBJECT TO THE
           ----------------------------------------------------------
                             PARTICIPATION AGREEMENT
                             -----------------------

                          EFFECTIVE DATE: JULY 1, 2010

Accounts and Policies/Contracts

CUNA Mutual Variable Life Insurance Account (All policies)
CUNA Mutual Variable Annuity Account (All contracts)
CUNA Mutual Group Variable Annuity Account (All contracts)

Portfolios
----------
  TRUST I (All Classes)
  ---------------------

  MFS Core Equity Series
  MFS Global Equity Series
  MFS Growth Series
  MFS High Income Series
  MFS Investors Growth Stock Series
  MFS Trust Series
  MFS Mid Cap Growth Series
  MFS New Discovery Series
  MFS Research Bond Series
  MFS Research International Series
  MFS Research Series
  MFS Strategic Income Series
  MFS Total Return Series
  MFS Utilities Series
  MFS Value Series

And any other Portfolios or series of shares of the Trust that are available and open to new investors on or after the effective date of this Agreement.